UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012.

CTPARTNERS EXECUTIVE SEARCH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 588-3500

(N/A)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting of Stockholders of CTPartners Executive Search Inc. (the “Company”) held on June 14, 2012, stockholders holding a majority of the issued and outstanding shares of the Company’s common stock entitled to vote approved the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the Company would decrease the total number of authorized shares of all classes from Thirty One Million (31,000,000) to Sixteen Million (16,000,000) and the number of authorized shares of common stock, par value $0.001 per share, from Thirty Million (30,000,000) to Fifteen Million (15,000,000). The total number of authorized shares of preferred stock, par value $0.001 per share, would remain One Million (1,000,000).

On July 25, 2012, the Company filed with the Secretary of State of the State of Delaware the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTPartners Executive Search Inc.

Date: July 27, 2012	By:	/s/ David C. Nocifora
David C. Nocifora
Chief Operating Officer and Chief Financial Officer